Exhibit 16.1

October 1, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Nexus Advanced Technologies Inc. (formerly K Wave Media Ltd.) (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16F of Form 20-F on Form 6-K of Nexus Advanced Technologies Inc on October 1, 2026.

We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

www.samil.com	Samil PricewaterhouseCoopers, 100 Hangang-daero, Yongsan-gu, Seoul 04386, Korea